Exhibit 10.1
EXPATRIATION AGREEMENT

        THIS EXPATRIATION AGREEMENT (this “Agreement”) is effective as of June 1, 2019 (the “Effective Date”) by and among FACTSET FRANCE Sarl, a corporation organized under the laws of France (“FACTSET FRANCE”), and FACTSET RESEARCH SYSTEMS INC., a Delaware corporation (“FS USA”), in the presence of FRANCK GOSSIEAUX (the “Expatriate”).

        WHEREAS, the parties have determined it would be appropriate for FACTSET FRANCE to expatriate the services of Expatriate to FS USA upon the terms set forth in this Agreement;

        NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1.Expatriation.

a)The Expatriate shall be expatriated (the “Expatriation”) by FACTSET FRANCE to FS USA for the Term (as defined in Section 2 below). FACTSET FRANCE requires that the Expatriate perform such services as FS USA shall reasonably request and in a manner consistent with the policies of FS USA.

b)The duties and responsibilities of the Expatriate will be as determined by FS USA. Expatriate shall faithfully and diligently perform Expatriate’s duties in the capacity to which Expatriate is assigned and shall devote substantially all of Expatriate’s business time and attention to the business of FS USA.

2.Term of Agreement.

a)The term (the “Term”) of the Expatriation shall commence on June 1, 2019, and shall terminate on the first to occur of (i) the death, retirement, resignation or disability of the Expatriate, or (ii) the termination of the Expatriation pursuant to Section 4 of this Agreement, or (iii) two (2) years from the Effective Date. Notwithstanding the foregoing, FS USA may modify or terminate Expatriate’s assignment to FS USA at any time and require Expatriate to repatriate to France, provided however, if such early termination is for convenience and not for cause, FS USA will use reasonable efforts to communicate such decision at least ninety (90) days prior to requiring Expatriate to repatriate to France. FS USA will determine the timing of Expatriate’s repatriation. Expatriate will not be eligible for any repatriation assistance or benefits if Expatriate fails to repatriate upon the date determined by FS USA, notwithstanding FS USA’s company policy.

b)This Agreement is in addition to the Letter of Assignment from Christine Souza dated June 1, 2019, regarding the assignment of Expatriate to FS USA and countersigned by the Expatriate.

c)During the Term, Expatriate will report to Philip Snow, Chief Executive Officer and will initially be based at FS USA’s office at 90 Park Avenue, New York, NY 10016.

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d)At the end of the Term, FACTSET FRANCE will discuss with Expatriate what suitable alternative positions may be available, and dependent upon Expatriate’s performance and receipt of continued superior reviews, FS USA’s intention would be to transition Expatriate back to France at FACTSET FRANCE, in a position at least equivalent to Expatriate’s position with FACTSET FRANCE prior to the Term.

3. Compensation and Benefits.

a)FS USA shall be solely responsible for payment of the Expatriate’s compensation and benefits to the Expatriate, and the Expatriate shall not be entitled to any compensation or benefits from FACTSET FRANCE for services performed for FS USA in any capacity, except as otherwise provided in the Expatriate's Expatriation agreement with FACTSET FRANCE regarding the payment of contributions to the French unemployment and retirement insurance schemes, and “CFE”.

b)FACTSET FRANCE shall recharge FS USA for the contributions to the insurance schemes stated in Section 3(a) above as well as any and all taxes or other sums required to be paid by FACTSET FRANCE in relation to these contributions.

c)FS USA shall pay for all reasonable business expenses in accordance with FACTSET FRANCE’s policies generally applicable to employees in equivalent positions including, but not limited to, expenses for business entertainment, travel and accommodation, incurred by the Expatriate in connection with the Expatriate’s services as contemplated by this Agreement.

d)Subject to Section 3(b) hereof, FS USA shall be solely responsible for the withholding and payment of any and all compensation, taxes and other sums required to be withheld or paid by FS USA pursuant to any and all laws applicable to the rendering of services by the Expatriate under this Agreement.

4. Termination. FS USA may terminate the Expatriate’s employment for Cause at any time without liability for compensation or damages.

For purposes of this Agreement, “Cause” shall mean:

a)the Expatriate’s failure to perform his duties including but not limited to Expatriate’s excessive absence from duty or willful and continuing disregard of lawful instructions of superiors, or the Expatriate’s willful and continuing misconduct in carrying out the duties assigned to by the Company;
b)the Expatriate’s insubordination through failure to comply with any valid and legal directive of FS USA;
c)an act of gross misconduct in connection with the Expatriate’s duties or gross negligence or willful misconduct in the performance of the Expatriate’s duties to FS USA or its affiliates;
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d)violation of any material written policies that relate to engaging in illegal conduct, violating reasonable business ethical standards, or conduct tending to bring the Expatriate or FS USA into disrepute, including the FactSet Code of Business Conduct and Ethics;
e)the commission by the Expatriate of an act of fraud or embezzlement against FS USA or any affiliate;
f)the Expatriate’s conviction of (or a plea of nolo contendere in lieu thereof) to a felony or an offence involving moral turpitude; or
g)the unauthorized disclosure of confidential proprietary information of FS USA which disclosure the Expatriate knows or reasonably should have known could have the potential to damage FS USA or its affiliates.

In the event that the Expatriate’s employment is terminated by FS USA for any reason during the Term, the amount of any severance indemnity due to the Expatriate from FACTSET FRANCE as calculated under French law will be deducted from the severance payment, if any, granted by FS USA to the Expatriate.

5. Indemnification and Insurance.

a)Except as provided in Section 5(b) of this Agreement, each party shall indemnify, defend and hold harmless the other parties from or against any cost, expense, damage or liability arising out of or relating to any breach by such party of its obligations under this Agreement.

b)No party shall indemnify, defend and hold harmless another party from or against any cost, expense, damage or liability arising out of or relating to the breach by the other party of its obligations under this Agreement.

c) To the extent reasonably practicable, the Expatriate shall be covered under the policies of liability insurance maintained by FS USA which cover FS USA’s own employees so long as the Expatriation exists with respect to such Expatriate.

d)  In the event that the Expariate dies during the Term, Expatriate's family will be repatriated under the same terms as if the Expatriate were still alive. In addition, FS USA will cover the reasonble costs of transporting the Expatriate's remains back to France.

6. Miscellaneous.

a)Notices. All notices, requests or other communications hereunder will be in writing and must be delivered by hand, or sent by a recognized overnight delivery service with computerized tracking capabilities, or sent by email with receipt confirmed, addressed as follows:

         If to FS USA:   FactSet Research Systems Inc.
             601 Merritt 7
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             Norwalk, CT 06851 USA
             Attention: Daniel Viens
             Email:  dviens@factset.com

         With required copy to:  FactSet Research Systems Inc.
             601 Merritt 7
             Norwalk, CT 06851 USA
             Attention: Legal Dept.
             Email: Legal@factset.com

         If to FACTSET FRANCE: FactSet France Sarl
12 rue du Havre
75009 Paris France
             Attention: Yves Etienne
             Email: yettienne@factset.com

         With required copy to:  FactSet Research Systems Inc.
             601 Merritt 7
             Norwalk, CT 06851 USA
             Attention: Legal Dept.
             Email: Legal@factset.com

         If to Expatriate:   Franck Gossieaux
c/o FactSet Research Systems Inc.
             601 Merritt 7
             Norwalk, CT 06851 USA
             Email: fgossieaux@factset.com
All such notices, requests and other communications will be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication will be deemed not to have been received until the next succeeding business day in the place of receipt.

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b)Governing Law; Jurisdiction. This Agreement will, in all respects, be construed in accordance with and governed by the laws of the State of New York, without regard to its conflict of laws principles. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York or any New York State court sitting in New York City (the “NY Courts”) in connection with any dispute, action, suit, proceeding or claim arising out of or relating to this Agreement or the transactions contemplated hereby. The parties irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the NY Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such NY Court that any such action, suit or proceeding brought in any such NY Court has been brought in an inconvenient forum.

c)WAIVER OF JURY TRIAL. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING WITHOUT LIMITATION ANY COUNTERACTION OR COUNTERCLAIM, WHETHER IN CONTRACT, STATUTE, TORT, (INCLUDING WITHOUT LIMITATION NEGLIGENCE) OR OTHERWISE.

d)Severability.  In the event that any provision contained in this Agreement is, for any reason, held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement. This Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

e)Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements and understandings, oral or written. This Agreement may only be amended or any provision waived in a writing signed by Expatriate and an authorized officer of each of FS USA and FACTSET FRANCE.

f)Assignment and Successors. This Agreement, and the various rights and obligations arising hereunder, will inure to the benefit of, and be binding upon the parties and their respective successors and permitted assigns. This Agreement may not be assigned by any party without the prior written consent of the other parties hereto; provided, however, that either FACTSET FRANCE or FS USA may assign its rights under this Agreement to any corporate parent, subsidiary or affiliate upon written notice given to the other parties, provided that such assignment will not relieve such party from its obligations and duties under this Agreement.

g)No Rights Conferred on Expatriate. Nothing herein, expressed or implied, shall confer upon the Expatriate any continuing right to employment by FS USA or right to assignment to FS USA for any specified period. It is expressly agreed that this Agreement is not intended to be for the benefit of or otherwise be enforceable by, any third party.

h)Survivability. The following Sections of this Agreement shall survive termination of this Agreement: 3, 5, and 6.

i)Headings. Headings are inserted for convenience only and will not constitute a part of this Agreement for purposes of construing or interpreting any provision hereof.

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j)Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which will be deemed an original but all of which, taken together, will constitute one and the same instrument.

(signature page to follow)

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

          FACTSET RESEARCH SYSTEMS INC.

          By:  /s/ DANIEL VIENS             Name: Daniel Viens
          Title: Senior Vice President, Chief Human Resources Officer

          FACTSET FRANCE SARL

          By:  /s/ YVES ETIENNE          Name: Yves Etienne
          Title: Director of Human Resources, EMEA

          /s/ FRANCK GOSSIEAUX
          FRANCK GOSSIEAUX, Expatriate
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